Exhibit 21(a)

SUBSIDIARIES OF LAMAR ADVERTISING

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lamar Media Corp.	Delaware
Arizona Logos, L.L.C.	Arizona
Canadian TODS Limited	Nova Scotia, Canada
Colorado Logos, Inc.	Colorado
Delaware Logos, L.L.C.	Delaware
Florida Logos, Inc.	Florida
Georgia Logos, L.L.C.	Georgia
Interstate Logos, L.L.C.	Louisiana
Kansas Logos, Inc.	Kansas
Kentucky Logos, LLC	Kentucky
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising of Colorado Springs, L.L.C.	Colorado
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of Puerto Rico, Inc.	Puerto Rico
Lamar Advertising of South Dakota, L.L.C.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Advertising Southwest, Inc.	Nevada
Lamar Air, L.L.C.	Louisiana
Lamar Alliance Airport Advertising Company	Nevada
Lamar Canadian Outdoor Company	Ontario, Canada
Lamar Central Outdoor, LLC	Delaware
Lamar Electrical, Inc.	Louisiana
Lamar Florida, L.L.C.	Florida
Lamar Investments, LLC	Delaware
Lamar Obie Company, LLC	Delaware
Lamar OCI North, L.L.C.	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Ohio Outdoor Holding Corp.	Ohio
Lamar Pensacola Transit, Inc.	Florida
Lamar Tennessee, L.L.C.	Tennessee
Lamar Service Company, LLC	Delaware
Lamar Transit, LLC	Delaware
Lamar Texas Limited Partnership	Texas
Lamar Transit Advertising Canada Ltd.	British Columbia, Canada
Lamar TRS Holdings, LLC	Delaware
Louisiana Interstate Logos, L.L.C.	Louisiana
Maine Logos, L.L.C.	Maine
Michigan Logos, Inc.	Michigan
Minnesota Logos, Inc.	Minnesota
Mississippi Logos, L.L.C.	Mississippi
Missouri Logos, LLC	Missouri
Montana Logos, L.L.C.	Montana
Nebraska Logos, Inc.	Nebraska
Nevada Logos, Inc.	Nevada
New Jersey Logos, L.L.C.	New Jersey
New Mexico Logos, Inc.	New Mexico
Ohio Logos, Inc.	Ohio
Oklahoma Logos, L.L.C.	Oklahoma
Outdoor Marketing Systems, L.L.C.	Pennsylvania

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Outdoor Promotions West, LLC	Delaware
QMC Transit, Inc.	Puerto Rico
South Carolina Logos, Inc.	South Carolina
Tennessee Logos, Inc.	Tennessee
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties II, LLC	Texas
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Triumph Outdoor Holdings, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware
Utah Logos, Inc.	Utah
Virginia Logos, LLC	Virginia
Washington Logos, L.L.C.	Washington
Wisconsin Logos, L.L.C.	Wisconsin